Exhibit 99.2

Filed by Liberty Media Corporation Pursuant to Rule 425

Under the Securities Act of 1933 and deemed filed pursuant to

Rule 14a-6(b) of the Securities Exchange Act of 1934.

Subject Company: Liberty Media Corporation

Commission File No.: 001-33982

1. Excerpts from Earnings Release

Highlights include: . . .

•                  Attained solid viewership of The Pillars of the Earth, which debuted on Starz in July

•                  Completed new comprehensive affiliation agreement with Comcast at Starz Entertainment

•                  Repurchased $344 million of Liberty Capital stock, from May 3 through July 30, 2010, year-to-date purchases represent 10% of the shares outstanding

•                  Applied proceeds from the settlement of equity collars to reduce debt at Liberty Capital by $379 million

•                  Announced plan to split-off Liberty Capital and Liberty Starz

•                  Filed related lawsuit in support of indenture position

“…Starz made exciting announcements regarding their original programming,” stated Greg Maffei, Liberty President and CEO.  “We significantly reduced debt at Liberty Interactive and Liberty Capital and continued to repurchase stock at Liberty Capital.  We made progress on our split-off of Liberty Capital and Liberty Starz, filing our private letter ruling request with the IRS and a lawsuit seeking to clarify aspects of our indenture position.”

LIBERTY STARZ GROUP — Liberty Starz group’s revenue increased 4% to $311 million…. The increase in revenue was primarily driven by results at Starz Entertainment.  The decrease in adjusted OIBDA was primarily due to increased amortization and impairments taken on two original programs, Party Down and Gravity, which were cancelled during the quarter and an increase in corporate and other expenses.

Starz Entertainment, LLC

Starz Entertainment’s revenue increased 4% to $308 million in the second quarter and Starz and Encore experienced average subscription unit decreases of 3% and 1%, respectively. Such average subscription decreases are the net result of increases in subscriptions under consignment agreements and decreases in subscriptions under fixed-rate agreements which do not impact revenue…. Starz Entertainment’s operating expenses increased 8% in the quarter primarily due to the increased amortization and impairments on original programming mentioned above.  SG&A expenses decreased 6% for the quarter as a result of lower costs associated with marketing of original productions and lower affiliate marketing efforts.

“Starz Entertainment had another quarter of solid operational performance with strong quarterly revenue and adjusted OIBDA results and the second consecutive quarter of subscriber gains for both Starz and Encore,” said Chris Albrecht, Starz LLC, President and CEO.  “The original series, The Pillars of the Earth, has been a solid performer for Starz early in the third quarter.  With our 2011 original programming lineup anchored by the Spartacus prequel Gods of the Arena, Camelot, Torchwood, and the full second season of Spartacus, we are well positioned for next year.”

Chris Albrecht Starz, LLC, President and CEO said, “For Starz Media, subsequent to the end of the quarter we were pleased to announce a new agreement with Relativity Media allowing them to take over the distribution and marketing of Overture’s remaining three films.  We continue to evaluate strategic alternatives for the remainder of Starz Media’s businesses.”

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about financial guidance, business strategies, market potential, future financial performance, new service and product launches, the pending launch of QVC Italy, the proposed split-off of our Liberty Capital and Liberty Starz tracking stock groups and other matters that are not historical facts.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of new products or services, competitive issues, regulatory matters affecting our businesses, continued access to capital on terms acceptable to Liberty Media, changes in law and government regulations that may impact the derivative instruments that hedge certain of our financial risks and the satisfaction of the conditions to the proposed split-off. These forward looking statements speak only as of the date of this press release, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including the most recent Form 10-Q and 10-K, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media’s business which may affect the statements made in this press release.

2. Excerpts from Slide Show

Forward Looking Statements

This presentation includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about financial guidance, business strategies, market potential, future financial performance, new service and product launches, the pending launch of QVC Italy, the proposed split-off of our Liberty Capital and Liberty Starz tracking stock groups and other matters that are not historical facts.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of new products or services, competitive issues, regulatory matters affecting our businesses, continued access to capital on terms acceptable to Liberty Media, changes in law and government regulations that may impact the derivative instruments that hedge certain of our financial risks and the satisfaction of the conditions to the proposed split-off. These forward looking statements speak only as of the date of this presentation, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including the most recent Form 10-Q and 10-K, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media’s business which may affect the statements made in this presentation.

***

Highlights

•                  Liberty Media Corporation

•                  Announced plan to split-off Liberty Capital and Liberty Starz

•                  Filed lawsuit in support of indenture position

•                  Liberty Starz

•                  Attained solid viewership of The Pillars of the Earth, which debuted on Starz in July

•                  Completed new affiliation agreement with Comcast

•                  Liberty Capital

•                  Repurchased $344m of Liberty Capital stock, from May 3 through July 30, 2010

•                  Applied proceeds from the settlement of equity collars to reduce debt by $379m

***

Starz Entertainment

•                  Original programming continues to gain momentum

•                  The Pillars of the Earth — debuted on July 23rd

•                  Camelot — commenced filming

•                  Spartacus:  Gods of the Arena — prequel in development

•                  Torchwood — 10-episode series based on BBC hit

•                  Completed new Comcast affiliation agreement

•                  Average subscription units over Q2-09

•                  Starz — decreased 3%

•                  Encore — decreased 1%

•                  Subscribers grew sequentially over Q1-10

•                  Starz — increased 1%

•                  Encore — increased 3%

***

Priorities

•                  Liberty Media

•                  Progress with split-off of Liberty Capital and Liberty Starz

•                  Liberty Starz

•                  Focus on operational execution and building cost-effective original programming strategy to differentiate channels for distribution partners and consumers

•                  Evaluate opportunities for cash and balance sheet management

•                  Liberty Capital

•                  Determine effective uses of capital

•                  Continue to rationalize non-core holdings

3. Excerpts from transcript of Earnings Call

Operator

Good day, and welcome to the Liberty Media Corporation quarterly earnings conference call. Today’s call is being recorded. This call includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about financial guidance, business strategies, market potential, future financial performance, new service and product launches, the anticipated split-off of the Liberty Capital and Liberty Starz Groups, and other matters that are not historical facts.

These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including without limitation, possible changes in market acceptance of new products or services, competitive issues, regulatory issues, continued access to capital on terms acceptable to Liberty Media, and the satisfaction of the conditions to the proposed split-off. These forward-looking statements speak only as of the date of this call, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media’s expectations with regard thereto, or any change in events, conditions or circumstances on which any such statement is based.

Greg Maffei  - Liberty Media Corporation - President, CEO

At Liberty Starz we had solid results despite a substantial programming write-down. We continue to see positive sequential trends in subscribers. In July, we successfully premiered Pillars of the Earth. We’ve also announced the prequel for Spartacus, and are happy to carry on with this very successful series. And we reached a comprehensive new affiliation agreement with Comcast, our largest distributor.

At Liberty Capital, Sirius XM posted strong financial results driven by good operating performance including 583,000 net adds, improved conversion from [pre it pay] and churn reduction down to 1.8%. We continue to buyback— a strong buyback program at LCAPA, and repurchased $344 million worth of shares from May 3 to July 30. We applied the proceeds from the settlement of certain of our equity collars to reduce debt by $379 million. As of the end of the quarter, Liberty has no equity derivatives outstanding, and all related equity debt has been repaid.

And lastly at Liberty Corporate, we announced the plan to split-off Liberty Capital and Liberty Starz from Liberty Interactive. Post this split-off, Liberty Interactive will become an asset-backed stock. We continue to make progress on this split-off. We recently submitted our request for a private letter ruling with the IRS.

You may note that we filed a related lawsuit on our debt last Friday. We did this to clarify certain aspects of our indenture position. A bondholder had alleged that the split-off will violate our indenture because the split-off assets are quote, substantially all, unquote, of our assets. We don’t agree. We felt, however, that it was important to get this to a swift resolution in order to remove any doubt, therefore we filed suit. The split-off will not happen until we get a successful resolution to that lawsuit. Anticipating a question that might arise from an investor, the lawsuit may affect the timing of the ultimate split-off, but we still are targeting a Q1 completion of the split-off.

Chris Albrecht  - Starz Entertainment - CEO

…Starz Entertainment had another strong performance in the second quarter, marked by solid quarterly revenue results, and a second consecutive quarter of subscriber gains on both Starz and Encore. Also, as Greg mentioned, we entered into a new multi-media— sorry, multi-year affiliation agreement with Comcast. Revenue with Starz Entertainment of $308 million represented an increase of 4% in comparison to the same quarter from a year ago.…

The average number of Starz subscription units decreased by 3% from the second quarter of 2009, but increased by 200,000 units for the second quarter of 2010 versus the first quarter of 2010. The average number of Encore subscriptions decreased by 1% in the second quarter of 2009, but increased by 800,000 units for the second quarter of 2010, as compared to the first quarter of 2010. Of this increase, approximately 80% of it comes from fixed rate deals. Despite continued levels of economic uncertainty for consumers, the value proposition of our channels and services has proved resilient in the marketplace, and has driven our business performance.

At the end of the second quarter, we announced a new multi-year agreement with Comcast that consolidates our prior separate Starz and Encore affiliation contracts into one new and more comprehensive arrangement. The new agreement extends and expands our business relationship with Comcast for all of Starz Entertainment’s channels and advanced services. Of note, Comcast has introduced all three of our authenticated on-line services, Starz on-line, Encore on-line and the newly launched MoviePlex on-line service. We’re actively engaged in discussions with other affiliates regarding similar TV everywhere initiatives.

Shifting over to Starz original programming, we’re pleased to note the solid performance of the Pillars of the Earth, which debuted in July. With Pillars, we achieved record levels of participation from Starz affiliates in offering three early sampling of the first two hours of the original series. Robust sampling with our affiliates reflects well on the awareness our originals are receiving with both affiliates and consumers, and ultimately assists in building an audience with existing and prospective Starz customers.

Also just prior to the debut of the Pillars of the Earth, we introduced a landmark iPad app with Penguin Group, publisher of the Follett novel. The first of its kind application integrates video elements from the TV series with other multi-media tools optimized for the popular device. This business extension generated meaningful publicity, and was a very cost effective promotional tool for highlighting interest and awareness in the series.

Now looking at 2011, our Starz original schedule will be the Spartacus prequel, called Spartacus Gods of the Arena, Camelot which is in production and for which we will retain all US pay TV rights including digital, and also the home entertainment rights. Torchwood, a new 10 episode series of the BBC hit franchise, for which we announced acquiring the US pay TV rights, and the second season of Spartacus.

The half-hour comedy series, Party Down and Gravity, will not be returning for additional seasons. With respect to Party Down, we love the show, it had critical support and we were proud to have it on our network. However, it did not find enough of an audience to justify a return for an additional season.

As we have shared with you previously, Starz Entertainment is exploring several different financing models to fund our acceleration into the originals space. We’ve had meaningful and constructive dialog with potential partners, but please note that this process could take several more months before reaching its ultimate resolution.

…Let’s move into the conclusion of the second quarter. Starz Media entered into an agreement with Relativity Media, allowing for Relativity to take over the distribution and marketing operations of Overture Films. Two-thirds of Overture’s employees transitioned over to Relativity, and Overture will release its remaining three films the renewed distribution services agreement with Relativity.

We also continued to evaluate strategic alternatives for the remainder of Starz Media’s businesses, and do not expect it to incur annual operating losses in the future of the same magnitude that it has experienced in recent years given our decision with respect to Overture. We’ll certainly keep you apprised as it relates to those efforts.

Greg Maffei  - Liberty Media Corporation - President, CEO

…We feel that our business has posted good operating results in the face of a challenging consumer economy. We don’t expect that that uncertain macroeconomic environment is likely to change in the near term, but our management teams will stay focused on the factors under their control. At Liberty Media, we are going to continue to make progress on the split-off of Liberty Capital and Liberty Starz.

…At Liberty Starz, we’re also going to continue focusing on operational excellence and building cost effective original programming using a strategy to differentiate our channels for the benefit of our distribution partners and the end consumers. We’ve made tremendous progress regarding the 2011 schedule, as Chris Albrecht noted. And as I mentioned before, we’re very focused on what to do with the large cash balances at Liberty Starz, we are determined to come up with an effective use of that capital.

At Liberty Capital, we have the same element, a large cash balance that we’re very focused on what is an effective use of capital there. You’ve seen in part our continued share shrink, as we believe the shares are attractive. We also believe we’ll benefit from the continued growth of Sirius XM, and will focus on rationalizing our non-core holdings.

Caller

….then if I could ask a question about the Starz tracker. The— I was wondering if you could detail the one-time hit from the shutdown expenses for Party Down and Gravity? And then if you have any comments about your ability going forward to cover your investment in new originals by reduced spend on things like movies from Overture, perhaps a benefit from less fewer films coming out with your big output deals with Disney and Sony.

Chris Shean  - Liberty Media Corporation - Controller

Yes, the charges for Starz Entertainment for those two series that were shut down, was almost $5 million, close to it, rounds to it.

Chris Albrecht  - Starz Entertainment - CEO

…With regard to whether or not we’ll be able to fund the accelerated output of original programming, clearly our goal is to drive the value of the Starz businesses and original programming is an important way to create more value doing differentiated brands. And not only do we need to create the programming we need to be able to fund the marketing of those programs. We think that we’ve come up with some interesting ways to approach how to fund those programs, as I said before, we’ve talked to potential partners. Climates change with regard to the ancillary value of a lot of that program, so we’re focused on not the programs themselves but how it can continue to drive Starz’ growth in the near term as well as the long term.

Greg Maffei  - Liberty Media Corporation - President, CEO

But I’d add…to Chris’ point, you noted that longer term many of these deals, these output deals that we have, have a lower cost structure, and that does create opportunity for us. It’s a challenge for us on a revenue side to make sure we are growing both ARPU and subscriber count, but the opportunity on the cost side that’s opened up by both lower spot prices, fewer programs or rather films produced by the majors, and the structure of the new deals, creates room to either reinvest in original or bring incremental margin to the bottom line. And that’s our goal, Chris’ goal, the Management team that started this goal, is to mediate between those two positive attributes.

Caller

…When you talk about rights and doing collaborative deals, what sort of rights specific are you really targeting, is it just US pay TV or are you interested in say US DVD, later on streaming and the like?

And Greg a more general one, when you look at buybacks, now you clearly were aggressive at LCAPA, not so at Liberty Starz this quarter, how much is Liberty Media overall view that you think this is how much of the say Liberty Media LLC cash we’re willing to devote and then you look at which tracker looks cheapest at the moment and how much of it really is a — do you think of on a cash balance by individual tracker basis?

Chris Albrecht  - Starz Entertainment - CEO

With regard to the rights on the Starz programming, certainly pay television rights are important for the way these services are packaged we need to also retain the digital streaming rights. So those are ones that are crucial to us being able to do our business. With regard to the other rights, we look at them both globally and as a case-by-case basis. As I said, the ancillary markets have changed and we’re going to try to make the best decision based on the analysis of the value of those rights with regard to the slate and each individual programming as we go forward.

Greg Maffei  - Liberty Media Corporation - President, CEO

…on the second part of the question, regarding cash balances, while there obviously is shared responsibility ultimately for the debt, we’re very comfortable with the equity values and that really has become a non-issue. We let each of the trackers ride on its own bottom when thinking about equity repurchase decisions. The Board affirms that thinking with its head as if it were the Board representing Liberty Starz or Liberty Capital or Liberty Interactive. So I think we think of them each individually.

Caller

Thanks very much.  So Greg, I’m actually not going to ask a Liberty Capital question this course so I guess that’s something. But, so on Starz, a couple questions for Chris or Greg. I think one is was the growth the last two quarters, quarter-over-quarter for subscribers coming from your fixed rate contracts or the contracts where you’re paid per sub? I know last year you sort of had the positive where it was the fixed rate contracts where you lost subscribers, but what’s the net impact in the first two quarters? That’s the first one.

Bill Myers  - Starz Entertainment - President, COO

Yes, on the Starz side, this is just for the last quarter, we have been growing subs in our consignment side. And, yes so basically what we’ve done in this last quarter is since we did our Comcast deal, they’ve taken advantage of the deal, and pretty much all of that growth has come out of fixed rate deals in the last quarter.

Caller

Last quarter. Okay, thank you. And then maybe, Chris to help us with this TV budget issue, the way to go about it is can you give us a sense of where the TV programming budget for Starz was in 2009 and where it’s coming out in 2010, and then we can sort of make some guesses where you might go in 2011 and beyond on a percentage of programming costs or to dollar basis?

Chris Albrecht  - Starz Entertainment - CEO

Yes, programming costs percentage. Well we’re increasing— I don’t have the numbers, probably easiest to do it by hours.

Yes, I mean we’re ramping up to hopefully around 70 hours of programming a year, that is a significant increase over what Starz has done before. I would say that although that increase is probably a multiple of three or four, it will represent an increase in the original programming spend, probably double to original programming spend, and depending on how we look at the marketing that number will fluctuate.

Greg Maffei  - Liberty Media Corporation - President, CEO

If I could, if there’s reluctance here…that’s exactly why we have been focused on, as Chris noted, several ways to take some of these costs, share them with partners, look at innovative ways to handle that. So we know what the target of what we want to get done on the amount of original programming we believe is helpful, if not critical to differentiate the channel. How exactly it will be costed out and what we will pay for it and how much will flow through the income statement is still open to question.

Chris Albrecht  - Starz Entertainment - CEO

Yes and I just want to re-emphasize that we’re committed to maintaining the growth at Starz and not having the investment in original programming change the trajectory of that growth.

Caller

Got you. And then last question, this one’s going to be a little bit dicey. I mean Disney indicated that it’s protected on any renewal with Netflix and that it would participate in growth in that digital revenue stream that you might receive at Starz. Can you help us understand, is that a simple revenue share over a certain fixed point or is that a cost per stream? There is a lot of debate about how you might approach the contract. And I know you’re not going to give us anticipation of what that contract might be, but the nature of whether it’s per stream or just a simple revenue share would be helpful.

Bill Myers  - Starz Entertainment - President, COO

Yes, protected in the sense that we have— we have structured a deal that kind of maintains the premium nature of the service, and that above a certain number of Internet subscribers, they get an incremental — they get a license fee above that. So it’s — so there’s a — there’s a certain number of subs that we get free and then above that, they can play in on an incremental license fee basis.

Greg Maffei  - Liberty Media Corporation - President, CEO

Look I’d note the Netflix deal has a relatively short-term deal as we noted. It was a test in the market place and we’ll see how that evolves. It’s logical that our partners would participate in growth in that Internet business at some point and we structured a deal, we hope it’s a good partnership with Disney to do that.

Caller

…then lastly on Liberty Starz, when you look at — you mentioned you retained the rights for home entertainment for Camelot, when you look at a fairly successful series, some of the HBO shows over the years, what would be the home entertainment potential for a mild hit or break out hit? I would assume those are real dollars, if you could just put a broad collar in quantifying that?

Chris Albrecht  - Starz Entertainment - CEO

Yes, with regard to the DVD, I mean, obviously the DVD business has been declining. And— but we do believe that those rights on successful series and mini series, are worth real revenue. And unlike the theatrical business where there’s has been a target ratio between box office and DVD sales, the TV business has been a lot less of a formulaic business.

And the research that we have been able to get, the information that we have been able to get, shows that box sets of successful series and event type mini series are holding up better than the theatrical marketplace is. And we’re going to get some firsthand experience in that, because we’re going to [streak] the Spartacus DVD first season in September. So this is a little bit of a new frontier for us. But we do look at these rights, as I said before, as opportunistic on a case-by-case and overall slate basis. And we still think that there’s value there with the right projects.

Caller

…First question is on Starz Media. I guess I was hoping you could provide some color on what may drive some of the revenue in the second half of this year, was it mostly coming from filmed library? And then in terms of cost with the— with two-thirds of the over head going over to Relativity, what would make up the cost side of that in the second half?

Chris Albrecht  - Starz Entertainment - CEO

Revenue in Starz Media for the second half of the year will be driven mostly by the library and the current products that are out there on the Overture side, as well as three additional Overture titles, which will be released, as I said before, through our new distribution services agreement with Relativity, which is using the former Overture team, so they’re very familiar with the films. We— with respect to the expenses going forward, as I said, we’re evaluating all the strategic options for the Starz Media businesses, and we’re committed to trying to get the best result for the Starz Media shareholders as we go forward. But as I mentioned, we’re looking at significantly less losses in the Starz Media category given the decision that we made on Overture.

Caller

Right. And so — so is Starz Media getting a distribution fee on the three films that are being released via Relativity?

Chris Albrecht  - Starz Entertainment - CEO

No, actually we have a distribution services. We— the ownership structure of those films remains intact. The only thing Relativity is doing is distributing those films for us.  So it’s actually the reverse of what you said.

Caller

…And then in terms of the overhead, so now you only— Starz Media only incurs one-third of the overhead — one-third of the personnel that were transferred, is that right?

Chris Albrecht  - Starz Entertainment - CEO

Well actually we’re continuing to resolve the staff issues for the rest of Overture’s business. Because now that we are not in the business of acquiring and distributing films, there’s a lot of cleanup that needs to be done, but the need for that staff going forward is for a very limited time.

Caller

…Okay. And then on Starz Network , so clearly the margin was under a little bit of pressure in the first half because of higher programming and marketing costs. So what should we expect for the second half?

Bill Myers  - Starz Entertainment - President, COO

Well, first, we remain comfortable with the estimates we set forth in I believe it was November. At the time we launched the tracker…. Our 2010 estimate remains intact and we’re— still think 5% to 10% growth. But we haven’t changed that so you can back into where we are.

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Additional Information

Nothing in this press release shall constitute a solicitation to buy or an offer to sell shares of Liberty Media stock or the stock of the split-off entity.  The offer and sale of shares in the proposed split-off will only be made pursuant to an effective registration statement. Stockholders and other investors are urged to read the registration statement to be filed with the SEC, including the proxy statement/prospectus to be contained therein, because it will contain important information about the transaction.  A copy of the registration statement and the proxy statement/prospectus, once filed, will be available free of charge at the SEC’s website (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5408.

Participants in a Solicitation

The directors and executive officers of Liberty Media and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals to approve the split-off.  Information regarding Liberty Media’s directors and executive officers, those of the split-off entity and other participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials to be filed with the SEC.